UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 18, 2007

MEDIA GENERAL, INC.

(Exact name of registrant as specified in its charter)

Commonwealth of Virginia	1-6383	54-0850433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 E. Franklin St., Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 649-6000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Media General, Inc., amended its $300 million variable rate bank term loan agreement effective October 18, 2007 and amended its $1 billion revolving credit facility effective October 19, 2007. Pursuant to the amendments, the Company can elect, on or prior to December 14, 2007, to increase the maximum leverage ratio covenant and reduce the minimum interest coverage ratio covenant for a period of three fiscal quarters. The amendments also modified the circumstances under which subsidiary guarantees would be in place.

Except as provided in the amendments, all other provisions of the $300 million variable rate bank term loan agreement and the $1 billion revolving credit facility remain in full force and effect.

Item 9.01	Financial Statements and Exhibits.

d)	Exhibits

10.1	First Amendment to Credit Agreement
10.2	Second Amendment to Amended and Restated Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA GENERAL, INC.
(Registrant)
Date October 22, 2007
/s/ John A. Schauss
John A. Schauss
Vice President - Finance and Chief Financial Officer